Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

The following sets forth unaudited pro forma condensed financial information of Atlas Resources Series 28-2010 L.P. (the “Company”) prepared in accordance with Article 11 of Regulation S-X. You should read this information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Company’s financial statements and related notes and other financial information included in its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The unaudited pro forma condensed financial information is based on, and has been derived from, the Company’s historical financial statements.

On May 4, 2017, certain subsidiaries of Titan Energy, LLC (“Titan”) entered into a purchase and sale agreement with Diversified Energy, LLC to sell its conventional Appalachia and Marcellus assets (the “Appalachia Assets”) for an aggregate of $84.2 million (the “Appalachia Asset Sale”). On June 30, 2017, Titan completed a majority of the Appalachia Asset Sale for cash proceeds of approximately $65.6 million, which included customary purchase price adjustments. On September 29, 2017, Titan completed the sale of the remainder of the Appalachia Assets for additional cash proceeds of $11.4 million (the “Second Closing”). The assets Titan sold to Diversified at the Second Closing included its indirect interests in certain of the assets of the Company (the “Company Appalachia Assets”).

The unaudited pro forma condensed balance sheet as of June 30, 2017 and statements of operations for the years ended December 31, 2016 and 2015 and the six months ended June 30, 2017 give pro forma effect to the sale and the discontinued operations treatment of the Company Appalachia Assets as if it occurred on June 30, 2017 (in the case of the balance sheet) or January 1, 2015 (in the case of the statements of operations).

The unaudited pro forma condensed financial information includes unaudited pro forma adjustments that are factually supportable and directly attributable to the sale of the Company Appalachia Assets. In addition, the unaudited pro forma adjustments are expected to have a continuing impact on the Company’s results. The Company has prepared the unaudited pro forma condensed financial information for illustrative purposes only and it does not purport to represent what the results of operations or financial condition would have been had the sale of the Company Appalachia Assets actually occurred on the dates indicated, nor does the Company purport to project the results of operations or financial condition for any future period or as of any future date. The actual results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

ATLAS RESOURCES SERIES 28-2010 L.P.

UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

JUNE 30, 2017

	Historical June 30, 2017	Company Appalachia Assets Pro Forma Adjustments		Pro Forma June 30, 2017
ASSETS
Current assets:
Cash	$12,100	$(11,900	) (a)	$200
Accounts receivable trade-affiliate	1,725,900	(1,124,000	) (a)	601,900
Sales proceeds receivable-affiliate	17,800	—		17,800

Total current assets	1,755,800	(1,135,900)		619,900
Gas and oil properties, net	23,495,100	(19,219,000	) (a)	4,276,100
Long-term asset retirement receivable-affiliate	195,800	(32,800	) (a)	163,000

Total assets	$25,446,700	$(20,387,700)		$5,059,000

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accrued liabilities	$156,900	$(11,900	) (a)	$145,000

Total current liabilities	156,900	(11,900)		145,000
Asset retirement obligations	3,523,400	(1,748,800	) (a)	1,774,600
Partners’ capital:
Managing general partner’s interest	3,846,600	(2,833,600	) (b)	1,013,000
Limited partners’ interest (7,500 units)	17,919,800	(15,793,400	) (b)	2,126,400

Total partners’ capital	21,766,400	(18,627,000)		3,139,400

Total liabilities and partners’ capital	$25,446,700	$(20,387,700)		$5,059,000

See accompanying notes to unaudited pro forma condensed financial statements.

ATLAS RESOURCES SERIES 28-2010 L.P.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2017

	Historical Six Months Ended June 30, 2017	Company Appalachia Assets Pro Forma Adjustments		Pro Forma Six Months Ended June 30, 2017
REVENUES
Natural gas	$3,962,100	$(2,291,700	) (c)	$1,670,400

Total revenues	3,962,100	(2,291,700)		1,670,400
COSTS AND EXPENSES
Production	1,835,800	(563,300	) (c)	1,272,500
Depletion	867,000	(617,500	) (d)	249,500
Accretion of asset retirement obligations	89,000	(50,700	) (d)	38,300
General and administrative	66,400	(27,300	) (c)	39,100

Total costs and expenses	2,858,200	(1,258,800)		1,599,400
Operating income	1,103,900	(1,032,900)		71,000
Gain on sale of oil and gas properties	514,500	—		514,500

Net income	$1,618,400	$(1,032,900)		$585,500

Allocation of net income:
Managing general partner	$751,500	$(539,800)		$211,700

Limited partners	$866,900	$(493,100)		$373,800

Net income per limited partnership unit	$116	$(66)		$50

See accompanying notes to unaudited pro forma condensed financial statements.

ATLAS RESOURCES SERIES 28-2010 L.P.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2016

	Historical Year Ended December 31, 2016	Company Appalachia Assets Pro Forma Adjustments		Pro Forma Year Ended December 31, 2016
REVENUES
Natural gas	$5,351,700	$(2,643,700	) (c)	$2,708,000
Gain on mark-to-market derivatives	2,800	20,100	(e)	22,900

Total revenues	5,354,500	(2,623,600)		2,730,900
COSTS AND EXPENSES
Production	3,541,700	(837,700	) (c)	2,704,000
Depletion	1,898,700	(1,327,900	) (d)	570,800
Impairment	212,400	—		212,400
Accretion of asset retirement obligations	169,700	(95,700	) (d)	74,000
General and administrative	132,000	(42,800	) (c)	89,200

Total costs and expenses	5,954,500	(2,304,100)		3,650,400
Operating loss	(600,000)	(319,500)		(919,500)

Net loss	$(600,000)	$(319,500)		$(919,500)

Allocation of net loss:
Managing general partner	$88,000	$(455,400)		$(367,400)

Limited partners	$(688,000)	$135,900		$(552,100)

Net loss per limited partnership unit	$(92)	$18		$(74)

See accompanying notes to unaudited pro forma condensed financial statements.

ATLAS RESOURCES SERIES 28-2010 L.P.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2015

	Historical Year Ended December 31, 2015	Company Appalachia Assets Pro Forma Adjustments		Pro Forma Year Ended December 31, 2015
REVENUES
Natural gas	$6,964,000	$(3,471,400	) (c)	$3,492,600
Gain on mark-to-market derivatives	654,500	(357,900	) (e)	296,600

Total revenues	7,618,500	(3,829,300)		3,789,200
COSTS AND EXPENSES
Production	4,317,800	(1,100,000	) (c)	3,217,800
Depletion	2,361,600	(1,629,300	) (d)	732,300
Impairment	6,320,500	—		6,320,500
Accretion of asset retirement obligations	216,300	(86,700	) (d)	129,600
General and administrative	137,800	(54,100	) (c)	83,700

Total costs and expenses	13,354,000	(2,870,100)		10,483,900
Operating loss	(5,735,500)	(959,200)		(6,694,700)
Loss on abandonment of well	(288,200)	—		(288,200)

Net loss	$(6,023,700)	$(959,200)		$(6,982,900)

Allocation of net loss:
Managing general partner	$(1,945,000)	$(636,500)		$(2,581,500)

Limited partners	$(4,078,700)	$(322,700)		$(4,401,400)

Net loss per limited partnership unit	$(544)	$(43)		$(587)

See accompanying notes to unaudited pro forma condensed financial statements.

ATLAS RESOURCES SERIES 28-2010 L.P.

NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

Adjustments to the Unaudited Pro Forma Condensed Balance Sheet

The following adjustments have been made to the accompanying unaudited pro forma condensed balance sheet as of June 30, 2017:

(a) Reflects the elimination of assets and liabilities related to the Company Appalachia Assets.

(b) Reflects the change in Partner’s Capital due to the Company Appalachia Assets pro forma adjustments.

Adjustments to the Unaudited Pro Forma Condensed Statements of Operations

The following adjustments have been made to the accompanying unaudited pro forma condensed statements of operations for the six months ended June 30, 2017 and the years ended December 31, 2016 and 2015:

(c) Represents the elimination of natural gas production revenues and expenses for the Company Appalachia Assets.

(d) Represents the elimination of depletion and accretion expenses for asset retirement obligations related to the Company Appalachia Assets.

(e) Reflects the elimination of the gain on mark-to-market activity allocated to the Company Appalachia Assets, which was based on the relative proportion of the natural gas volumes by the Company Appalachia Assets to the Company’s total natural gas volumes produced.